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                                                                EXHIBIT 22.1
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                     SIGNIFICANT SUBSIDIARIES OF REGISTRANT
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NAME OF SUBSIDIARY                          JURISDICTION OF INCORPORATION
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CBT Systems USA, Ltd.                       Delaware
Personal Training Systems, Inc.             California
Fidalco Limited                             Ireland
CBT Systems Limited                         Ireland
CBT Systems UK Limited                      England
CBT Systems Africa (Proprietary) Limited    South Africa
CBT Finance Limited                         Grand Cayman
CBT (Technology) Limited                    Ireland
New Technology Training Limited             Canada
CBT Systems Deutscheland GmbH               Germany
Applied Learning Pty Ltd                    Australia
CBT Systems Benelux, B.V.                   The Netherlands